Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACTS: F. Brad Denardo, Chairman, President & CEO (540) 951-6213 bdenardo@nbbank.com	Lora M. Jones, Treasurer & CFO (540) 951-6238 ljones@nbbank.com

National Bankshares, Inc. Reports Results for the First Half of 2024

BLACKSBURG, VA., July 25, 2024 -- National Bankshares, Inc. (“the Company”) (Nasdaq: NKSH), parent company of The National Bank of Blacksburg (“the Bank”) and National Bankshares Financial Services, Inc., today announced its results of operations for the first half of 2024. The Company reported net income of $1.87 million or $0.31 basic earnings per common share for the six months ended June 30, 2024. This compares with $8.43 million or $1.43 basic earnings per common share for the first half of 2023. National Bankshares, Inc. ended June 30, 2024 with total assets of $1.81 billion.

President and CEO F. Brad Denardo commented, “The completion of our merger with Frontier Community Bank during the second quarter marks an exciting chapter in the 133-year-long history of The National Bank of Blacksburg. Our newly acquired branches in Waynesboro, Staunton, and Lynchburg, Virginia are our first full-service branches outside of the New River Valley and southwestern portions of the state. These regions have dynamic, growing economies with good growth opportunities, and will dovetail geographically with our new Roanoke branch office slated to open this fall. We are excited to be serving new customers and communities, and we are enthusiastic about the opportunity to deliver an enhanced return on investment through our growth strategy.”

Highlights

Merger: Income Statement Impacts

During the six months ended June 30, 2024, the Company recorded merger-related expense of $2.74 million, of which $2.26 million was recognized during the second quarter. Upon acquisition of the Frontier Community Bank (“FCB”) loans, the Company recorded a provision for credit loss of $1.29 million.

Merger: Balance Sheet Impacts

Consideration for the acquisition of FCB totaled $16.35 million, including $14.30 million in shares of the Company’s common stock and $2.05 million in cash for shareholder elections, fractional shares and to settle outstanding options.

The acquisition was accounted for under the purchase method of accounting, with acquired assets and liabilities recorded at fair value. Key items are presented in the following table as of the merger date:

101 Hubbard Street / Blacksburg, Virginia 24060

P.O. Box 90002 / Blacksburg, Virginia 24062-9002

540 951-6300 / 800 552-4123

www.nationalbankshares.com

($ in thousands, except per share data)	June 1, 2024
Assets acquired at fair value
Cash and due from banks, interest-bearing deposits, and federal funds sold	$8,934
Securities available for sale	9,320
Loans	118,744
Goodwill (provisional)	4,874
Core deposit intangible	2,100
Bank-owned life insurance	2,666
Liabilities acquired at fair value
Noninterest-bearing deposits	$17,303
Interest-bearing demand deposits	40,367
Savings deposits	5,613
Time deposits	66,434
Total deposits	129,717
Borrowings	5,230
Stockholders' Equity
464,855 shares of common stock issued, $1.25 par value, and additional paid in capital	$14,299

Within a short period following the merger, the Company sold FCB’s securities and repaid its borrowings.

Net Interest Income

The yield on earning assets improved from the first quarter due to repricing and the impact of the acquisition. Many of the Company’s loans are adjustable with repricing dates in the future. If rates remain at the current level or do not decrease substantially, repricing will continue to contribute to improved interest income.

The cost of deposits increased when compared with the first quarter, due to the acquisition and continued competitive pressure. The Company believes that if the Federal Reserve decreases its target rate, competition may ease. The Company continuously monitors its deposit base and funding costs.

Noninterest Income

Noninterest income for the second quarter increased slightly when compared with the first quarter of 2024, due to fee structure changes implemented in March 2024 and higher volume generating debit and credit card fees. Noninterest income for 2023 reflects payout of a BOLI policy, gain on the sale of an investment in VISA Class B shares, and loss on the sale of securities.

Noninterest Expense

Noninterest expense for the second quarter of 2024 increased when compared with the first quarter of 2024, due primarily to the merger expenses discussed above. Additionally, contract termination expense was recorded to reflect the Company’s notification to a vendor that it intends to end its relationship in 2025. During 2023, the Company reported expenses included in professional services associated with a threatened proxy contest.

Securities

Market interest rate expectations at June 30, 2024 were similar to those at March 31, 2024, resulting in a similar fair valuation adjustment. The Company’s Asset Liability Management Committee closely monitors interest rate risk on all of the Company’s financial assets and liabilities. As of June 30, 2024, the Company has the ability to hold securities until maturity. Analysis as of June 30, 2024 did not indicate credit risk concerns with any of the Company’s securities.

Deposits
The Company’s depositors within its market areas are diverse, including individuals, businesses and municipalities. The Company does not have any brokered deposits. Depositors are insured up to the FDIC maximum of $250 thousand. Municipal deposits, which account for approximately 24% of the Company’s deposits, have additional security from bonds pledged as collateral, in accordance with state regulation. Of the Company’s non-municipal deposits, approximately 21% are uninsured.

Liquidity

The Company’s liquidity position remains solid. The Company maintains borrowing lines with the Federal Home Loan Bank of Atlanta (“FHLB”), the Federal Reserve and another correspondent bank that provide substantial borrowing capacity. During 2023, the Company accessed short-term borrowings with the FHLB and Federal Reserve to reinforce liquidity. The advances were fully repaid due to the success of the Company’s deposit strategy. Combined with a low loan-to-deposit ratio, positive results of the latest liquidity stress testing and success of deposit marketing, the Company believes it is well positioned to meet foreseeable liquidity demands.

Loans

Loans increased from March 31, 2024 due to the acquisition of FCB and organic loan growth. The Company is positioned to continue to make every loan that meets its underwriting standards.

Credit Quality

Loan metrics continue to reflect low credit risk, with low charge-off and past due levels.

Stockholders’ Equity

Stockholders’ equity as of June 30, 2024 increased when compared with December 31, 2023 primarily due to the acquisition. The unrealized loss on securities impacts stockholders’ equity through accumulated other comprehensive loss. Accumulated other comprehensive loss is excluded from the Bank’s regulatory capital and does not affect regulatory capital ratios. The Bank is considered well capitalized, with capital ratios substantially higher than minimum regulatory requirements, and meets all requirements for borrowing from the FHLB.

About National Bankshares

National Bankshares, Inc., headquartered in Blacksburg, Virginia, is the parent company of The National Bank of Blacksburg, which does business as National Bank, and of National Bankshares Financial Services, Inc. National Bank is a community bank operating from 27 full-service offices, primarily in southwest and central Virginia, and two loan production offices in Roanoke and Charlottesville, Virginia. National Bankshares Financial Services, Inc. is an investment and insurance subsidiary in the same trade area. The Company’s stock is traded on the Nasdaq Capital Market under the symbol “NKSH.”

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, forward-looking statements can be identified by use of words such as “may,” “will,” “anticipates,” “believes,” “expects,” “plans,” “estimates,” “potential,” “continue,” “should,” and similar words or phrases. These statements are based upon current and anticipated economic conditions, nationally and in the Company’s market, interest rates and interest rate policy, competitive factors, and other conditions which by their nature, are not susceptible to accurate forecast and are subject to significant uncertainty. Although we believe that our expectations with respect to forward-looking statements are based upon reasonable assumptions within the bounds of our existing knowledge of our business and operations, there can be no assurance that actual future results, performance, achievements, or trends will not differ materially from any projected future results, performance, achievements or trends expressed or implied by such forward-looking statements. Actual future results, performance, achievements or trends may differ materially from historical results or those anticipated depending on a variety of factors, including, but not limited to, the following: the businesses of the Company and Frontier Community Bank (“FCB”) may not be combined successfully, or such combination may take longer, be more difficult, time-consuming or costly to accomplish than expected; the expected growth opportunities or cost savings from the merger with FCB may not be fully realized or may take longer to realize than expected; deposit attrition, operating costs, customer losses and business disruption prior to and following the merger with FCB, including adverse effects on relationships with employees and customers, may be greater than expected; the regulatory and shareholder approvals required for the merger with FCB may not be obtained; the level of inflation; interest rates; national and local economic conditions; monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury, the Office of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the Consumer Financial Protection Bureau and the Federal Deposit Insurance Corporation, and the impact of any policies or programs implemented pursuant to financial reform legislation; unanticipated increases in the level of unemployment in the Company’s market; the quality or composition of the loan and/or investment portfolios; the sufficiency of the Company’s allowance for credit losses; demand for loan products; deposit flows, including impact on liquidity; competition; demand for financial services in the Company’s market; the real estate market conditions in the Company’s market; laws, regulations and policies impacting financial institutions; adverse developments in the financial industry generally, such as the recent bank failures, responsive measures to mitigate and manage such developments, related supervisory and regulatory actions and costs, and related impacts on customer behavior; technological risks and developments, and cyber-threats, attacks or events; the Company’s technology initiatives; geopolitical conditions, including acts or threats of terrorism and/or military conflicts, or actions taken by the U.S. or other governments in response to acts or threats of terrorism and/or military conflicts; the occurrence of significant natural disasters, including severe weather conditions, floods, and other catastrophic events; the Company's ability to identify, attract, and retain experienced management, relationship managers, and support personnel, particularly in a competitive labor environment; performance by the Company’s counterparties or vendors; applicable accounting principles, policies and guidelines; the impact of public health events, including the adverse impact on our business and operations and on our customers; and other factors described from time to time in the Company’s reports (such as our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the Securities and Exchange Commission. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. The Company does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

National Bankshares, Inc.

Consolidated Balance Sheets

(Unaudited)

($ in thousands, except per share data)	June 30, 2024	March 31, 2024	June 30, 2023
Assets
Cash and due from banks	$14,605	$10,656	$14,815
Interest-bearing deposits	80,780	110,527	55,241
Federal funds sold	3,499	-	-
Securities available for sale, at fair value	605,196	609,968	614,178
Restricted stock, at cost	1,752	1,248	929
Mortgage loans held for sale	125	-	-
Loans:
Real estate construction loans	81,355	61,486	56,984
Consumer real estate loans	299,310	244,946	226,453
Commercial real estate loans	454,978	414,615	423,396
Commercial non real estate loans	52,297	41,835	56,079
Public sector and IDA loans	59,043	59,742	47,791
Consumer non-real estate loans	42,915	41,467	36,236
Total loans	989,898	864,091	846,939
Less: unearned income and deferred fees and costs	(531)	(543)	(398)
Loans, net of unearned income and deferred fees and costs	989,367	863,548	846,541
Less: allowance for credit losses	(10,502)	(9,055)	(10,626)
Loans, net	978,865	854,493	835,915
Premises and equipment, net	15,468	11,214	11,044
Accrued interest receivable	6,615	6,478	5,718
Other real estate owned, net	-	-	662
Goodwill	10,733	5,848	5,848
Core deposit intangible	2,065	-	-
Bank-owned life insurance	46,775	43,840	43,081
Other assets	42,738	34,934	38,110
Total assets	$1,809,216	$1,689,206	$1,625,541

Liabilities and Stockholders' Equity
Noninterest-bearing deposits	$296,242	$283,870	$300,713
Interest-bearing demand deposits	867,899	838,450	841,382
Savings deposits	176,852	175,587	197,958
Time deposits	304,059	239,901	146,979
Total deposits	1,645,052	1,537,808	1,487,032
Accrued interest payable	2,525	2,514	260
Other liabilities	12,676	9,494	9,805
Total liabilities	1,660,253	1,549,816	1,497,097
Commitments and contingencies
Stockholders' Equity
Preferred stock, no par value, 5,000,000 shares authorized; none issued and outstanding	-	-	-
Common stock of $1.25 par value and additional paid in capital. Authorized 10,000,000 shares; issued and outstanding 6,361,433 (including 4,839 unvested) shares at June 30, 2024, 5,893,782 (including 4,095 unvested) shares at March 31, 2024 and 5,891,739 (including 2,052 unvested) shares at June 30, 2023	21,768	7,436	7,367
Retained earnings	195,549	200,158	195,320
Accumulated other comprehensive loss, net	(68,354)	(68,204)	(74,243)
Total stockholders' equity	148,963	139,390	128,444
Total liabilities and stockholders' equity	$1,809,216	$1,689,206	$1,625,541

National Bankshares, Inc.

Consolidated Statements of Income

(Unaudited)

	Three Months Ended
($ in thousands, except per share data)	June 30, 2024	March 31, 2024	June 30, 2023
Interest Income
Interest and fees on loans	$11,301	$10,277	$9,644
Interest on federal funds sold	10	-	-
Interest on interest-bearing deposits	1,229	1,129	540
Interest on securities - taxable	4,239	4,276	4,066
Interest on securities - nontaxable	338	339	347
Total interest income	17,117	16,021	14,597
Interest Expense
Interest on time deposits	2,930	2,552	1,054
Interest on other deposits	5,486	5,224	4,314
Interest on borrowings	1	-	12
Total interest expense	8,417	7,776	5,380
Net interest income	8,700	8,245	9,217
Provision for (recovery of) credit losses	1,302	(10)	1
Net interest income after provision for (recovery of) credit losses	7,398	8,255	9,216
Noninterest Income
Service charges on deposit accounts	722	675	637
Other service charges and fees	48	46	49
Credit and debit card fees, net	423	374	414
Trust income	513	503	481
BOLI income	269	258	1,279
Gain on sale of mortgage loans	58	24	55
Gain on sale of investment	-	-	2,971
Other income	213	319	249
Realized securities loss, net	-	-	(3,344)
Total noninterest income	2,246	2,199	2,791
Noninterest Expense
Salaries and employee benefits	4,687	4,466	4,465
Occupancy, furniture and fixtures	561	539	411
Data processing and ATM	886	867	879
FDIC assessment	192	187	254
Core deposit intangible amortization	35	-	-
Net costs of other real estate owned	-	-	4
Franchise taxes	358	350	358
Professional services	272	240	551
Merger-related expenses	2,257	484	-
Contract termination	173	-	-
Other operating expenses	706	629	644
Total noninterest expense	10,127	7,762	7,566
(Loss) income before income tax (benefit) expense	(483)	2,692	4,441
Income tax (benefit) expense	(177)	518	540
Net (Loss) Income	$(306)	$2,174	$3,901
Basic net (loss) income per common share	$(0.05)	$0.37	$0.66
Fully diluted net (loss) income per common share	$(0.05)	$0.37	$0.66
Weighted average number of common shares outstanding, basic	6,028,220	5,889,687	5,889,687
Weighted average number of common shares outstanding, diluted	6,030,422	5,891,651	5,890,048
Dividends declared per common share	$0.73	$-	$0.73
Book value per common share	$23.42	$23.67	$21.81

National Bankshares, Inc.

Consolidated Statements of Income

(Unaudited)

	Six Months Ended
($ in thousands, except per share data)	June 30, 2024	June 30, 2023
Interest Income
Interest and fees on loans	$21,578	$18,977
Interest on federal funds sold	10
Interest on interest-bearing deposits	2,358	768
Interest on securities - taxable	8,515	8,184
Interest on securities - nontaxable	677	712
Total interest income	33,138	28,641
Interest Expense
Interest on time deposits	5,482	1,413
Interest on other deposits	10,710	6,768
Interest on borrowings	1	297
Total interest expense	16,193	8,478
Net interest income	16,945	20,163
Provision for credit losses	1,292	3
Net interest income after provision for credit losses	15,653	20,160
Noninterest Income
Service charges on deposit accounts	1,397	1,229
Other service charges and fees	94	102
Credit and debit card fees, net	797	881
Trust income	1,016	926
BOLI income	527	1,518
Gain on sale of mortgage loans	82	71
Gain on sale of investment	-	2,971
Other income	532	624
Realized securities loss, net	-	(3,332)
Total noninterest income	4,445	4,990
Noninterest Expense
Salaries and employee benefits	9,153	8,899
Occupancy, furniture and fixtures	1,100	953
Data processing and ATM	1,753	1,752
FDIC assessment	379	371
Core deposit intangible amortization	35	-
Net costs of other real estate owned	-	15
Franchise taxes	708	733
Professional services	512	1,304
Merger-related expenses	2,741	-
Contract termination	173	-
Other operating expenses	1,335	1,203
Total noninterest expense	17,889	15,230
Income before income tax expense	2,209	9,920
Income tax expense	341	1,488
Net Income	$1,868	$8,432
Basic net income per common share	$0.31	$1.43
Fully diluted net income per common share	$0.31	$1.43
Weighted average number of common shares outstanding, basic	5,958,953	5,889,687
Weighted average number of common shares outstanding, diluted	5,961,037	5,889,868
Dividends declared per common share	$0.73	$1.73
Book value per share	$23.42	$21.81

National Bankshares, Inc.

Net Interest Margin

(Unaudited)

($ in thousands)	Three Months Ended June 30, 2024			Three Months Ended March 31, 2024
	Average Balance	Interest	Average Yield/ Rate	Average Balance	Interest	Average Yield/ Rate
Interest-earning assets:
Loans (1)(2)(3)	$904,245	$11,423	5.08%	$858,291	$10,400	4.87%
Taxable securities (4)(5)	629,871	4,239	2.71%	633,510	4,276	2.71%
Nontaxable securities (1)(4)	63,819	459	2.89%	64,179	460	2.88%
Federal funds sold	891	10	4.51%	-	-	-
Interest-bearing deposits	90,047	1,229	5.49%	82,724	1,129	5.49%
Total interest-earning assets	$1,688,873	$17,360	4.13%	$1,638,704	$16,265	3.99%
Interest-bearing liabilities:
Interest-bearing demand deposits	$842,809	$5,270	2.51%	$822,555	$4,989	2.44%
Savings deposits	174,699	216	0.50%	175,949	235	0.54%
Time deposits	261,584	2,930	4.51%	234,670	2,552	4.37%
Borrowings	230	1	1.75%	-	-	-
Total interest-bearing liabilities	$1,279,322	$8,417	2.65%	$1,233,174	$7,776	2.54%
Net interest income and interest rate spread		$8,943	1.48%		$8,489	1.45%
Net yield on average interest‑earning assets			2.13%			2.08%

($ in thousands)	Three Months Ended June 30, 2023
	Average Balance	Interest	Average Yield/ Rate
Interest-earning assets:
Loans (1)(2)(3)	$853,119	$9,730	4.57%
Taxable securities (4)(5)	654,021	4,066	2.49%
Nontaxable securities (1)(4)	65,231	470	2.89%
Interest-bearing deposits	41,947	540	5.16%
Total interest-earning assets	$1,614,318	$14,806	3.68%
Interest-bearing liabilities:
Interest-bearing demand deposits	$847,986	$4,115	1.95%
Savings deposits	199,606	199	0.40%
Time deposits	138,261	1,054	3.06%
Borrowings	954	12	5.05%
Total interest-bearing liabilities	$1,186,807	$5,380	1.82%
Net interest income and interest rate spread		$9,426	1.86%
Net yield on average interest‑earning assets			2.34%

(1)

Interest on nontaxable loans and securities is computed on a fully taxable equivalent basis using a federal income tax rate of 21%. See “Reconciliation of Non-GAAP Financial Measures” at the end of this release.

(2)	Interest income includes loan fees of $55, $48 and $66 for the three months ended June 30, 2024, March 31, 2024 and June 30, 2023, respectively.
(3)	Includes loans held for sale and nonaccrual loans.
(4)	Daily averages are shown at amortized cost.
(5)	Includes restricted stock.

National Bankshares, Inc.

Net Interest Margin

(Unaudited)

($ in thousands)	Six Months Ended June 30, 2024			Six Months Ended June 30, 2023
	Average Balance	Interest	Average Yield/ Ratw	Average Balance	Interest	Average Yield/ Rate
Interest-earning assets:
Loans (1)(2)(3)	$881,268	$21,823	4.98%	$854,101	$19,144	4.52%
Taxable securities (4)(5)	631,690	8,515	2.71%	666,214	8,184	2.48%
Nontaxable securities (1)(4)	63,999	920	2.89%	66,277	963	2.93%
Federal funds sold	446	10	4.51%	-	-	-
Interest-bearing deposits	86,385	2,358	5.49%	30,892	768	5.01%
Total interest-earning assets	$1,663,788	$33,626	4.06%	$1,617,484	$29,059	3.62%
Interest-bearing liabilities:
Interest-bearing demand deposits	$832,682	$10,259	2.48%	$852,264	$6,488	1.54%
Savings deposits	175,324	451	0.52%	203,967	280	0.28%
Time deposits	248,127	5,482	4.44%	115,093	1,413	2.48%
Borrowings	115	1	1.75%	12,394	297	4.83%
Total interest-bearing liabilities	$1,256,248	$16,193	2.59%	$1,183,718	$8,478	1.44%
Net interest income and interest rate spread		$17,433	1.47%		$20,581	2.18%
Net yield on average interest‑earning assets			2.11%			2.57%

(1)

Interest on nontaxable loans and securities is computed on a fully taxable equivalent basis using a federal income tax rate of 21%. See “Reconciliation of Non-GAAP Financial Measures” at the end of this release.

(2)	Interest income includes loan fees of $103 and $106 for the six months ended June 30, 2024 and June 30, 2023, respectively.
(3)	Includes loans held for sale and nonaccrual loans.
(4)	Daily averages are shown at amortized cost.
(5)	Includes restricted stock.

National Bankshares, Inc.

Key Ratios and Other Data

(Unaudited)

	As of and for the Three Months Ended
($ in thousands)	June 30, 2024	March 31, 2024	June 30, 2023
Average Balances
Cash and due from banks	$12,847	$11,898	$12,140
Interest-bearing deposits	90,047	82,724	41,947
Securities available for sale, at fair value	602,646	614,210	629,616
Mortgage loans held for sale	453	154	338
Loans, gross	904,327	858,658	853,196
Loans, net of unearned income and deferred fees and costs	903,792	858,137	852,781
Loans, net of allowance for credit losses	894,279	849,075	842,147
Goodwill	8,149	5,848	5,848
Total assets	1,714,770	1,660,253	1,627,794

Noninterest bearing deposits	284,038	279,232	300,480
Interest-bearing and savings deposits	1,017,508	998,504	1,047,592
Time deposits	261,584	234,670	138,261
Total deposits	1,563,130	1,512,406	1,486,333
Total stockholders' equity	138,004	136,039	129,738

Financial Ratios
Return on average assets(1)	0.46%	0.59%	0.87%
Return on average equity(1)	5.68%	7.19%	10.97%
Efficiency ratio(2)	68.79%	68.10%	62.51%
Average equity to average assets	8.05%	8.19%	7.97%
Tangible common equity to tangible assets(3)	7.58%	7.93%	7.57%

Allowance for Loan Credit Losses
Beginning balance	$9,055	$9,094	$10,650
Provision for credit losses	12	5	10
Acquisition-related provision	1,290	-	-
Acquisition-related increase for purchased credit deteriorated loans	175	-	-
Charge-offs	(68)	(109)	(68)
Recoveries	38	65	34
Ending balance	$10,502	$9,055	$10,626

(1)

The return on average assets and return on average equity are calculated by annualizing net income and dividing by average period-to-date assets or equity, respectively. Any significant nonrecurring items within net income are not annualized. See “Reconciliation of Non-GAAP Financial Measures” at the end of this release.

(2)

The efficiency ratio is calculated as noninterest expense divided by the sum of noninterest income, less non-recurring items, and net interest income on a fully taxable equivalent basis. See “Reconciliation of Non-GAAP Financial Measures” at the end of this release.

(3)

Tangible common equity and tangible assets exclude goodwill and intangible assets of $12,798 as of June 30, 2024 and $5,848 as of March 31, 2024 and June 30, 2023. See “Reconciliation of Non-GAAP Financial Measures” at the end of this release.

National Bankshares, Inc.

Key Ratios and Other Data

(Unaudited)

	As of and for the Six Months Ended
($ in thousands)	June 30, 2024	June 30, 2023
Average Balances
Cash and due from banks	$12,372	$11,778
Interest-bearing deposits	86,385	30,892
Securities available for sale	608,428	637,313
Mortgage loans held for sale	304	199
Loans, gross	881,492	854,333
Loans, net of unearned income and deferred fees and costs	880,964	853,902
Loans, net of allowance for credit losses	871,677	843,273
Goodwill	6,999	5,848
Total assets	1,687,511	1,626,425

Noninterest bearing deposits	281,635	304,671
Interest-bearing and savings deposits	1,008,006	1,056,231
Time deposits	248,127	115,093
Total deposits	1,537,768	1,475,995
Total stockholders' equity	137,021	126,883

Financial Ratios
Return on average assets(1)	0.42%	1.03%
Return on average equity(1)	5.21%	13.16%
Efficiency ratio(2)	68.45%	58.03%
Average equity to average assets	8.12%	7.80%
Tangible common equity to tangible assets(3)	7.58%	7.57%

Allowance for Credit Losses
Beginning balance	$9,094	$8,225
Provision for credit losses	17	12
Acquisition-related provision	1,290	-
Acquisition-related increase for purchased credit deteriorated loans	175	-
Charge-offs	(177)	(160)
Recoveries	103	207
Adoption of ASU 2016-13	-	2,342
Ending balance	$10,502	$10,626

(1)

The return on average assets and return on average equity are calculated by annualizing net income and dividing by average period-to-date assets or equity, respectively. Any significant nonrecurring items within net income are not annualized. See “Reconciliation of Non-GAAP Financial Measures” at the end of this release.

(2)

The efficiency ratio is calculated as noninterest expense divided by the sum of noninterest income, less non-recurring items, and net interest income on a fully taxable equivalent basis. See “Reconciliation of Non-GAAP Financial Measures” at the end of this release.

(3)

Tangible common equity and tangible assets exclude goodwill and intangible assets of $12,798 as of June 30, 2024 and $5,848 as of June 30, 2023. See “Reconciliation of Non-GAAP Financial Measures” at the end of this release.

National Bankshares, Inc.

Asset Quality Data

(Unaudited)

($ in thousands)	June 30, 2024	March 31, 2024	June 30, 2023
Nonperforming Assets
Nonaccrual loans	$2,507	$2,591	$3,075
Other real estate owned	-	-	662
Total nonperforming assets	$2,507	$2,591	$3,737
Loans 90 days or more past due and accruing	$234	$162	$21

Asset Quality Ratios
Nonperforming assets to loans(1) plus other real estate owned	0.25%	0.30%	0.44%
Allowance for credit losses on loans to total loans(1)	1.06%	1.05%	1.26%
Allowance for credit losses on loans to nonperforming loans	418.91%	349.48%	345.56%
Loans past due 90 days or more to loans(1)	0.02%	0.02%	0.00%

(1)	Loans are net of unearned income and deferred fees and costs

National Bankshares, Inc.

Reconciliation of Non-GAAP Financial Measures

(Unaudited)

In addition to financial statements prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), the Company uses certain non-GAAP financial measures that provide useful information for financial and operational decision making, evaluating trends, and comparing financial results to other financial institutions. Non-GAAP financial measures are supplemental and not a substitute for, or more important than, financial measures prepared in accordance with GAAP and may not be comparable to those reported by other financial institutions.

The non-GAAP financial measures presented in this document include fully taxable equivalent (“FTE”) interest income used in the net interest margin, the efficiency ratio, and the ratio of tangible common equity to tangible assets. For periods that are shorter than twelve months, the Company annualizes net income for the return on average assets and return on average equity. In order to prevent distortion, the Company does not annualize significant non-recurring income and expense items.

The following tables present calculations underlying non-GAAP financial measures.

	Three Months Ended
($ in thousands)	June 30, 2024	March 31, 2024	June 30, 2023
Net Interest Income, FTE
Interest income (GAAP)	$17,117	$16,021	$14,597
Add: FTE adjustment	243	244	209
Interest income, FTE (non-GAAP)	17,360	16,265	14,806
Interest expense (GAAP)	8,417	7,776	5,380
Net interest income, FTE (non-GAAP)	$8,943	$8,489	$9,426
Average balance of interest-earning assets	1,688,873	1,638,704	1,614,318
Net interest margin	2.13%	2.08%	2.34%

	Three Months Ended
($ in thousands)	June 30, 2024	March 31, 2024	June 30, 2023
Noninterest expense (GAAP)	$10,127	$7,762	$7,566
Less: merger-related expense	2,257	484	-
Less: contract termination expense (1)	173	-	-
Less: proxy-related expense (2)	-	-	344
Adjusted noninterest expense (non-GAAP)	$7,697	$7,278	$7,222
Noninterest income (GAAP)	$2,246	$2,199	$2,791
Less: gain on sale of investment (3)	-	-	(2,971)
Less: BOLI benefit payout	-	-	(1,037)
Less: realized securities loss, net	-	-	3,344
Noninterest income, adjusted (non-GAAP)	2,246	2,199	2,127
Net interest income, FTE (non-GAAP)	8,943	8,489	9,426
Total income for efficiency ratio	$11,189	$10,688	$11,553
Efficiency Ratio	68.79%	68.10%	62.51%

(1)	Contract termination expense was recorded to reflect the Company’s notification to a vendor that it intends to end its relationship in 2025.
(2)	Included in professional services in the Consolidated Statements of Income.
(3)	Sale of VISA Class B shares

	Three Months Ended
($ in thousands)	June 30, 2024	March 31, 2024	June 30, 2023
Annualized Net Income
Net income (GAAP)	$(306)	$2,174	$3,901
Less: items not annualized:
Merger-related expense, net of tax of $411 for the period ended June 30, 2024 and $0 for the period ended March 31, 2024	1,846	484	-
Provision related to merger, net of tax of $271	1,019	-	-
Contract termination expense, net of tax of $36 (1)	137	-	-
Gain on sale of investment, net of tax of ($624) (2)	-	-	(2,347)
Recovery of credit losses, net of tax of ($2)	-	(8)	-
Realized securities loss, net of tax of $702	-	-	2,642
Partnership income, net of tax of ($35)	-	(134)	-
Proxy related expense, net of tax of $72 (3)	-	-	272
BOLI benefit payout	-	-	(1,037)
Total non-annualized items	3,002	342	(470)
Adjusted net income	$2,696	$2,516	$3,431
Adjusted net income, annualized	$10,843	$10,119	$13,762
Add: total non-annualized items	(3,002)	(342)	470
Annualized net income for ratio calculation (non-GAAP)	$7,841	$9,777	$14,232
Return on average assets (GAAP)	(0.07)%	0.53%	0.96%
Adjusted return on average assets (non-GAAP)	0.46%	0.59%	0.87%
Return on average equity (GAAP)	(0.89)%	6.43%	12.06%
Adjusted return on average equity (non-GAAP)	5.68%	7.19%	10.97%

(1)	Contract termination expense was recorded to reflect the Company’s notification to a vendor that it intends to end its relationship in 2025.
(2)	Sale of VISA Class B shares
(3)	Included in professional services in the Consolidated Statements of Income.

	Six Months Ended
($ in thousands)	June 30, 2024	June 30, 2023
Net Interest Income, FTE
Interest income (GAAP)	$33,138	$28,641
Add: FTE adjustment	488	418
Interest income, FTE (non-GAAP)	33,626	29,059
Interest expense (GAAP)	16,193	8,478
Net interest income, FTE (non-GAAP)	$17,433	$20,581
Average balance of interest-earning assets	1,663,788	1,617,484
Net interest margin	2.11%	2.57%

	Six Months Ended
($ in thousands)	June 30, 2024	June 30, 2023
Noninterest expense (GAAP)	$17,889	$15,230
Less: merger-related expense	2,741	-
Less: contract termination expense (1)	173	-
Less: proxy-related expense (2)	-	784
Adjusted noninterest expense (non-GAAP)	$14,975	$14,446
Noninterest income (GAAP)	$4,445	$4,990
Less: gain on sale of investment (3)	-	(2,971)
Less: BOLI benefit payout	-	(1,037)
Less: realized securities loss, net	-	3,332
Noninterest income, adjusted (non-GAAP)	4,445	4,314
Net interest income, FTE (non-GAAP)	17,433	20,581
Total income for efficiency ratio	$21,878	$24,895
Efficiency Ratio	68.45%	58.03%

	Six Months Ended
($ in thousands)	June 30, 2024	June 30, 2023
Annualized Net Income
Net income (GAAP)	$1,868	$8,432
Less: items not annualized:
Merger-related expense, net of tax of ($411)	2,330	-
Provision related to merger, net of tax of $271	1,019	-
Contract termination expense, net of tax of $36 (1)	137	-
Gain on sale of investment, net of tax of ($624) (3)	-	(2,347)
Realized securities loss, net of tax of $700	-	2,632
Partnership income net of tax of ($35) and ($44) for the periods ended June 30, 2024 and 2023, respectively	(134)	(164)
Proxy related expense, net of tax of $165 (2)	-	619
BOLI benefit payout	-	(1,037)
Total non-annualized items	3,352	(297)
Adjusted net income	$5,220	$8,135
Adjusted net income, annualized	$10,497	$16,405
Add: total non-annualized items	(3,352)	297
Annualized net income for ratio calculation (non-GAAP)	$7,145	$16,702
Return on average assets (GAAP)	0.22%	1.05%
Adjusted return on average assets (non-GAAP)	0.42%	1.03%
Return on average equity (GAAP)	2.74%	13.40%
Adjusted return on average equity (non-GAAP)	5.21%	13.16%

(1)	Contract termination expense was recorded to reflect the Company’s notification to a vendor that it intends to end its relationship in 2025.
(2)	Included in professional services in the Consolidated Statements of Income.
(3)	Sale of VISA Class B shares.

	As of
($ in thousands)	June 30, 2024	March 31, 2024	June 30, 2023
Tangible Assets
Total assets (GAAP)	$1,809,216	$1,689,206	$1,625,541
Less: goodwill and intangible assets	(12,798)	(5,848)	(5,848)
Tangible assets (non-GAAP)	$1,796,418	$1,683,358	$1,619,693

Tangible Common Equity
Total stockholders' equity (GAAP)	$148,963	$139,390	$128,444
Less: goodwill and intangible assets	(12,798)	(5,848)	(5,848)
Tangible common equity (non-GAAP)	$136,165	$133,542	$122,596